EXHIBIT 10.16

FIRST MODIFICATION AND AMENDMENT

TO

ADVANCING LINE OF CREDIT/TERM NOTE

THIS FIRST MODIFICATION AND AMENDMENT TO ADVANCING LINE OF CREDIT/TERM NOTE (this “Modification”) is entered into as of the 9th day of August 2007, by and among CHANCELLOR GROUP, INC., a Nevada corporation, whose address for purposes of this Agreement is 216 S. Price Road, Pampa, Texas 79065 (“Chancellor”), GRYPHON PRODUCTION COMPANY, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 (“Production”), and GRYPHON FIELD SERVICES, LLC, a Texas limited liability company, whose address for purposes of this Agreement is P. O. Box 742, Pampa, Texas 79066 (“Field Services”)(Chancellor, Production, and Field Services being collectively referred to herein as the “Maker”), and CAPWEST RESOURCES, INC., a Texas corporation, whose address for purposes of this Agreement is 508 West Wall Street, Suite 1100, Midland, Texas 79701 (the ALender@).

NOTICE IS TAKEN OF THE FOLLOWING:

A.
Maker and Lender have previously entered into that certain Loan Agreement, dated as of April 13, 2007 (the “Loan Agreement”). Capitalized terms not otherwise defined, or re-defined herein, are defined in the Loan Agreement.

B.
The Loan Agreement provides for an advancing line of credit/term loan in the amount of Ten Million and No/100 Dollars ($10,000,000.00), with an existing Borrowing Base in the amount of Three Million Seven Hundred Thousand ($3,700,000.00) (the “Loan”). The Loan is evidenced by an Advancing Line of Credit/Term Note, dated as of April 13, 2007, executed by the Maker in favor of the Lender (the “Note”). The Note is collateralized by second lien Deeds of Trust covering oil and gas properties in Carson and Gray Counties, Texas (collectively, the “Deeds of Trust”), as well as equipment and other personal property identified in and covered by the Security Agreement, and the Warrants.

C.	The Maker and the Bank have now entered into that certain First Amendment to Loan Agreement, dated of even date herewith (the “First Amendment”). Pursuant to the terms of the First Amendment, the Maker and the Bank have agreed to enter into this Modification in order to effect the amendments in the Note, to which they have now agreed.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Modification shall have their respective meanings set forth in the Loan Agreement. Capitalized terms not otherwise defined herein shall have the same definitions assigned to them under the terms of the Loan Agreement.

2. Amendments.

Paragraph 8 of the Note is hereby amended by deleting it in its entirety and substituting the following:

On or before August 20, 2007, Maker shall pay to Lender all accrued, but unpaid, interest payments, specifically including, but not limited to, those interest payments due as of July 30, 2007. Further, the Maker shall pay to Lender the regularly scheduled interest payment due on or before August 30, 2007. If Maker tenders these interest payments as agreed, then Lender agrees to accept monthly payments of interest only, beginning on September 30, 2007 and continuing through December 31, 2007. Beginning on January 31, 2008, Maker shall make payments of outstanding principal and interest, on a monthly basis, in an amount equal to the greater of: (a) fifty-one percent (51%) of Borrower’s Gross Oil and Gas Proceeds, as defined in the Loan Agreement, or (b) the accrued interest due on a monthly basis under the terms of this Note, the first such payment to be made on January 31, 2008, and thereafter on the last Business Day of each succeeding month until May 15, 2010, the date of final maturity hereunder at which point all outstanding principal and accrued interest shall be due. All payments shall be first applied to: (a) the payment of accrued interest and principal due and owing on the Senior Debt; (ii) to the payment of accrued interest due and owing on the Subordinate Facility; and (iii) to principal due and outstanding under the Subordinate Debt. Following full and final payment of the Senior Debt, payments will continue to be due to the Subordinate Lender on the last day of each month. Interest shall be computed and paid by Borrower upon the actual amount advanced to Borrower. Adjustments in the Variable Rate may be made by Lender, from time to time, as the Prime Rate may change.

3. Effectiveness.

A.
Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Note shall remain unmodified, and the Note, as amended and supplemented by this Modification, is ratified and confirmed as being in full force and effect.

B.	All references to the Note herein or in any other document or instrument between Borrower and Lender shall hereinafter be construed to be references to the Note as modified by this Modification.

4.	Counterparts: This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Modification, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5.	Notice of Final Agreement:

THIS WRITTEN AGREEMENT AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date and year first above written.

MAKER:

CHANCELLOR GROUP, INC.

By:	/s/ Bradley Fischer
BRADLEY FISCHER
President

GRYPHON PRODUCTION COMPANY, LLC

By:	/s/ Bradley Fischer
BRADLEY FISCHER
President

GRYPHON FIELD SERVICES, LLC

By:	/s/ Bradley Fischer
BRADLEY FISCHER
President